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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                              KENNEDY-WILSON, INC.


     ARTICLE I. Name

     The name of the Corporation is Kennedy-Wilson, Inc.

     ARTICLE II. Definitions

     For purposes of this Certificate of Incorporation, the following terms shall have the meanings indicated, and all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 203(c) of the Delaware General Corporation Law, as in effect on the date hereof:

          (A)  "Board" shall mean the Board of Directors of the Corporation.

          (B) "Business  Combination"  shall have the meaning  ascribed to it in
     Section 203(c)( 3) of the Delaware General Corporation Law; provided, however, that for purposes hereof the term "interested stockholder" appearing therein shall have the meaning ascribed to it in Article II(B) hereof.

          (C) "Disinterested Shares" shall mean the shares of Voting Stock of the Corporation held by Persons other than an Interested Stockholder, and each reference herein to a percentage or portion of the Disinterested Shares shall refer to such percentage or portion of the votes entitled to be cast by the holders of such Disinterested Shares.

          (D) "Independent Directors" shall mean the members of the Board who were directors of the Corporation prior to any Person becoming an Interested Stockholder or were recommended for election or elected to succeed such directors by a majority of such directors.

          (E) "Interested Stockholder" shall mean any Person (other than the Corporation and any director indirect majority-owned subsidiary of the Corporation) that (1) is the Owner of 5% or more of the outstanding Voting Stock, or (2) is an Affiliate or Associate of the Corporation and was the Owner of 5% or more of the outstanding Voting Stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, or (3) is an Affiliate or Associate of a Person described in (1) or (2) preceding; provided, however, that the term "Interested Stockholder" shall not include
     (i) any Person who (a) owned shares in excess of the 5% limitation set forth herein as of the first date upon which shares of Voting Stock of the Corporation are held of record or beneficially by more than one hundred
     (100) stockholders and continued to own shares in excess of such 5% limitation or would have owned such shares but for action by the Corporation or (b) acquired such shares from a Person described in (a) above by gift, inheritance or in a transaction in which no consideration was exchanged; or (ii) any Person whose ownership of shares in excess of the 5% limitation set forth herein is the result of action taken solely by the Corporation, provided that such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock except as a result of further corporation action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Stockholder, (1) the Voting Stock deemed to be outstanding shall include stock deemed to be owned by the Person through application of Section 203(c)(8) of the Delaware General Corporation Law, except that the Voting Stock deemed to be outstanding shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, and (2) a Person engaged in business as an underwriter of securities shall not be deemed to own any Voting Stock acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

          (F) "Voting Stock" shall mean stock of the Corporation of any class or series entitled to vote generally in the election of directors of the Corporation, and each reference herein to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by the holders of such shares.

     ARTICLE III. Registered Office

     The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle and the name of its registered agent at that address is Corporation Service Company.

     ARTICLE IV. Purpose

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     The purpose of the  Corporation  is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     ARTICLE V. Authorized Capital Stock

     SECTION 1. Number of Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of all classes of stock that the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares, consisting of Twenty Million (20,000,000) shares of Common Stock, par value $.01 per share, and Five Million (5,000,000) shares of Preferred Stock, par value of $.01 share.

     SECTION 2. Common Stock. All shares of Common Stock shall be of one class without series and shall be denominated "Common Stock."

     SECTION 3. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law. The Board is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board or the percentage of members, if any, of the Board each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding. Notwithstanding the foregoing, the Board shall have no power to alter the rights of any shares of Preferred Stock then outstanding.

     SECTION 4. Distributions Upon Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net, assets of the Corporation, an amount for each share of such series of Preferred Stock equal to the amount fixed and determined by the Board in the resolution or resolutions cresting such series and providing for the issuance of such shares, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of shares of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of shares of Common Stock. If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders of Preferred Stock in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section 4.

     ARTICLE VI. Annual Meetings of Stockholders

     The annual meeting of stockholders shall be held at such time, on such time, on such date and at such place (within or without the State of Delaware) as provided in the Bylaws of the Corporation. Subject to any requirement of applicable law, the books of the Corporation may be kept outside the State of Delaware at such place or laces as may be designated from time to time by the Board or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     ARTICLE VII. Call of Special Meetings of Stockholders

     Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the members of the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose power and authority, as provided in a resolution by the Board of Directors or in the Bylaws of the Corporation, includes the power to call such meetings, but such special meetings of stockholders of the Corporation may not be called by any other Person or Persons or in any other manner; provided, however, that if a proposal requiring stockholder approval is made by or on behalf of an Interested Stockholder or a director who is an Affiliate or Associate of an Interested Stockholder, or if an Interested Stockholder otherwise seeks action requiring stockholder approval, then the affirmative vote of a majority of the Independent Directors shall also be required to call a special meeting of stockholders for the purpose of considering such proposal or obtaining such approval; and provided further that if and to the extent that any special meeting of stockholders may be called by any other Person or Persons specified in any certificate of designations filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), then such special meeting may also be called by the Person or Persons, in the manner, at the times and for the purposes so specified.

     ARTICLE VIII. Number of Directors

     The number of directors that shall constitute the whole Board shall be as specified in the Bylaws of the Corporation the same may be amended from time to time. Notwithstanding the foregoing, during any period in which the holders of any one or more series of Preferred Stock, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving the m the right to do so, then and during such time as such right continues, A)" \* MERGEFORMAT (A) the then otherwise authorized number of directors shall be increased by such specified number of directors and the holders of shares of such series of Preferred Stock, voting as a class, shall be entitled to elect such specified number of directors in accordance with the procedure set forth in the resolution or resolutions of the Board creating such series and providing for the issuance of such shares and B)" \* MERGEFORMAT
(B) each such additional director shall serve until his or her successor shall be elected and shall qualify, or until his or her right to hold such office terminates pursuant to the resolution or resolutions of the Board creating such series of Preferred Stock and providing for the issuance of shares of such series, whichever occurs earlier. Whenever the holders of shares of such series of Preferred Stock are divested of such right to elect directors pursuant to the resolution or resolutions of the Board creating such series and providing for the issuance of such shares, the terms of office of all directors elected by the holders of such series of Preferred Stock pursuant to such rights, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

     ARTICLE IX. Stockholder Action by Written Consent

     Any election of directors or other action by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders and may be effected by written consent without a meeting.

     ARTICLE X. Election of Directors

     SECTION  1.  Classified  Board.  Except to the  extent
otherwise provided in any certificate of designations filed under Section 151(g) of the Delaware General Corporation Law (or its successor statue as in effect from time to time), the Board of Directors shall be and is divided into three classes, nearly equal in number of directors as reasonably possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected, provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting date next following the end of calendar year 1992, the directors first elected to Class II shall serve for a term ending on the second annual meeting date next following the end of calendar year 1992, and the directors first elected to Class III shall serve for a term ending on the third annual meeting date next following the end of calendar year 1992. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified unless he shall resign, become disqualified or shall otherwise be removed.

     At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class of the directors they succeed unless, by reason of any intervening changes in the authorized number of directors, the designated board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes. If a director dies, resigns or is removed, the director chosen to fill the vacant directorship shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate such vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, in the event of any change in the authorized number of directors, such director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

     Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may, unless the Board of Directors determines otherwise, only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, however, that if the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     SECTION 2. Stockholder Nominees. Nominations by stockholders of persons for election to the Board shall be made only in accordance with the procedures set forth in the Bylaws of the Corporation.

     SECTION 3. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office only for cause at any time, and only by the affirmative vote of the holders of a majority of the shares of Voting Stock then outstanding; provided, however, that if a proposal to remove a director is made by or on behalf of an Interested Stockholder or a director who is an Affiliated or Associate of an Interested Stockholder, then such removal shall also require the affirmative vote of the holders of a majority of the Disinterested Shares then outstanding.

     ARTICLE XI. Business Combinations

     SECTION 1. Vote Required for Certain Business Combinations. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of Common Stock of any series of Preferred Stock, the approval or authorization of any Business
Combination that has not been approved in advance by a majority of the Independent Directors shall require the affirmative vote of the holders of not less than 66-2/3% of the Disinterested Shares then outstanding.

     SECTION 2. Determination of Compliance. A majority of the Independent Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XI, including, without limitation, (A) whether a Person is an Interested Stockholder, (B) the number of shares of Voting Stock owned by any Person, (C) whether a Person is an Affiliate or Associate of another Person, (D) whether a proposed transaction is a Business Combination and (E) whether a Business Combination shall have been approved in advance by a majority of the Independent Directors; and any such determination made in good faith by a majority of the Independent Directors shall be conclusive and binding for all purposes of this Article XI.

     ARTICLE XII.  Liability and Indemnification

     To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the "Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative, or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such directors, officer, employee or agent against any liability which may be asserted against such person. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and, in the manner provided by the Delaware Law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided therein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of the Corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.

     ARTICLE XIII. Amendment of Corporate Documents

     SECTION 1. Certificate of Incorporation. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of Common Stock or any series of Preferred Stock, any alteration, amendment, repeal or rescission (any"Change") of any provision of this Certificate of Incorporation must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of a majority of the Voting Stock then outstanding; provided, however, that: (A) if any such Change relates to any Article other than Articles I, III or VI hereof, such Change must also be approved either (i) by a majority of the authorized number of directors and, if one or more Interested Stockholders exist, by a majority of the Independent Directors, or (ii) by the affirmative vote of the holders of not less than 50% of the shares of Voting Stock then outstanding; and (B) if any such Change is proposed by or on behalf of an Interested Stockholder or a director who is an Affiliate or Associate of an Interested Stockholder, such Change must also be approved by the affirmative vote of the holders of a majority of the Disinterested Shares then outstanding. Subject to the foregoing, the Corporation reserves the right to alter, amend, repeal or rescind any provision contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law.

     SECTION 2. Bylaws. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of Common Stock or of any series Preferred Stock, any Change of any provision of the Bylaws of the Corporation must be approved either (A) by a majority of the authorized number of directors and, if one or more Interested Stockholders exist, by a majority of the Independent Directors, or (B) by the affirmative vote of the holders of not less than 80% of the shares of Voting Stock then outstanding and, if the Change is proposed by or on behalf of an Interested
Stockholder or a director who is an Affiliate or Associate of an Interested Stockholder, by the affirmative vote of the holders of a majority of the Disinterested Shares then outstanding. Subject to the foregoing, the Board shall have the power to make, alter, amend, repeal or rescind the Bylaws of the Corporation.

     ARTICLE XIV. Constituencies

     The Board of Directors, when evaluating any proposed transaction that would result in a person or entity becoming an Interested Stockholder or an Interested Stockholder increasing his ownership of capital stock of the Corporation, or any transaction or any proposed transaction with another party which would constitute a business Combination if the other party to the transaction were an Interested Stockholder, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation, the independence and integrity of the Corporation's operations, the social, economic and environmental effects on the stockholders, employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located or in which they serve.

     ARTICLE XV. Appraisal Rights

     To the maximum extent permissible under Section 262 of the Delaware General Corporation Law, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, notwithstanding any exception otherwise provided therein, with respect to any transaction described in Article XI involving the Corporation which requires the affirmative vote of the holders of not less than 66-2/3% of the Disinterested Shares then outstanding.

     ARTICLE XVI. Incorporation

     The name and mailing address of the incorporator of the Corporation is:

                         Alan D. Wallace
                         2950 31st Street
                         Santa Monica, California 90405

     The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate.


                                                     /s/ Alan D. Wallace
                                                     -------------------
                                                     Alan D. Wallace
                                                     Incorporator

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

          Kennedy-Wilson, Inc. ___________, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is Corporation Service Company

          1013 Centre Road, Wilmington, DE 19805 and the present registered office of the corporation is in the county of New Castle.

          The Board of Directors of Kennedy-Wilson, Inc. Adopted the following resolution of the 24th day of June, 1994.

          Resolved, that the registered office of Kennedy-Wilson, Inc.

     In the state of Delaware be and it hereby is changed to corporation Trust Center, 1209 Orange Street, in the City of Wilmington County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, ad THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, Kennedy-Wilson, Inc. _______________ has caused this statement to be signed by Alan D. Wallace, its Vice President*, this 15th day of November, 1994.


* Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.



                                              /s/ Alan D. Wallace
                                              -------------------


                                              Alan D. Wallace, Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                             OF KENNEDY-WILSON, INC.

     KENNEDY-WILSON, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

     FIRST: That the Board of Directors of the Corporation, at a special meeting held on October 2, 1995, unanimously adopted a resolution declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:


     That Section 1 of Article V of the Certificate of Incorporation be amended to read in its entirety as follows:

     SECTION 1. Number of Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of all classes of stock that the Corporation shall have authority to issue is Twenty Five Million (25,000,000) shares consisting of Twenty Million (20,000,000) shares of Common Stock, par value $.01 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share. Upon the amendment of this Article, each ten of the outstanding shares of Common Stock of the Corporation of the par value of $.01 shall be reverse split into one share of common Stock of the Corporation of the par value of $.01; provided, however that no fractional shares shall be issued and in lieu thereof the Corporation shall purchase for cash any such fractional interest resulting from the reserve split.

     SECOND: That the stockholders of the Corporation have approved the foregoing amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, KENNEDY-WILSON, INC. Has caused this Certificate of Amendment to be executed and attested to by the undersigned officers of the Corporation this 20th day of November, 1995.

                                           KENNEDY-WILSON, INC.



                                           By:  /s/  William J. McMorrow
                                                -------------------------
                                                William J. McNorrow, Chairman
                                                of the Board



[CORPORATE SEAL]

ATTEST:

/s/  Randall G. Dotemoto, Secretary
-----------------------------------
Randall G. Dotemoto, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                             OF KENNEDY-WILSON, INC.

     KENNEDY-WILSON, INC., a corporation organized an existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:


     FIRST: That the Board of Directors of the Corporation, at a special meeting held on September 30, 1996, unanimously adopted a resolution declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

     That the first sentence of Section 1 of Article V of the Certificate of Incorporation be amended to read in its entirety as follows:

     The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of all classes of stock that the Corporation shall have authority to issue is Two Million Five Hundred Thousand (2,500,000) shares consisting of Two Million (2,000,000) shares of Common Stock, par value $.01 per share, and Five Hundred Thousand (500,000) shares of Preferred Stock, par value $.01 per share."

     SECOND: That the stockholders of the Corporation have approved the foregoing amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, KENNEDY-WILSON, INC. Has caused this Certificate of Amendment to be executed and attested to by the undersigned officers of the Corporation this 19th day of November, 1996.


                                              KENNEDY-WILSON, INC.



                                              By:  /s/  William J. McMorrow
                                                   ---------------------------
                                                   William J. McNorrow, Chairman
                                                   of the Board



[CORPORATE SEAL]

ATTEST:

/s/  Freeman A. Lyle
--------------------
Freeman A. Lyle, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                             OF KENNEDY-WILSON, INC.

     KENNEDY-WILSON, INC., a corporation organized an existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:


     FIRST: That the Board of Directors of the Corporation, at a special meeting held on September 29, 1997, unanimously adopted a resolution declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:


     That Section 1 of Article V of the Certificate of Incorporation be amended to read in its entirety as follows:


     "The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of all classes of stock that the Corporation shall have authority to issue is Six Million (6,000,000) shares consisting of Five Million (5,000,000) shares of Common Stock, par value $.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share."

     SECOND: That the stockholders of the Corporation have approved the foregoing amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, KENNEDY-WILSON, INC. has caused this Certificate of Amendment to be executed and attested to by the undersigned officers of the Corporation this 15th day of December. 1997.


                                        KENNEDY-WILSON, INC.



                                        By:  /s/ William J. McMorrow
                                             -----------------------------
                                             William J. McNorrow, Chairman
                                             of the Board



[CORPORATE SEAL]

ATTEST:

/s/ Freeman A. Lyle
-----------------------
Freeman A. Lyle, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                             OF KENNEDY-WILSON, INC.

     KENNEDY-WILSON, INC., a corporation organized an existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:


     FIRST: That the Board of Directors of the Corporation, at a special meeting held on March 27, 1998, unanimously adopted a resolution declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

     That Section 1 of Article V of the Certificate of Incorporation be amended to read in its entirety as follows:

     "The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of all classes of stock that the Corporation shall have authority to issue is Twelve Million (12,000,000) shares consisting of Ten Million (10,000,000) shares of Common Stock, par value $.01 per share, and Two Million (2,000,000) shares of Preferred Stock, par value $.01 per share."

     SECOND: That the stockholders of the Corporation have approved the foregoing amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, KENNEDY-WILSON, INC. has caused this Certificate of Amendment to be executed and attested to by the undersigned officers of the Corporation this 29th day of April 1998.


                                             KENNEDY-WILSON, INC.



                                             By:  /s/  William J. McMorrow
                                                  ----------------------------
                                                  William J. McNorrow, Chairman
                                                  of the Board



[CORPORATE SEAL]

ATTEST:

/s/  Freeman A. Lyle
----------------------
Freeman A. Lyle, Secretary





------------------------------